                                                                EXHIBIT 99.2

                             JOINT FILER INFORMATION

Item                                Information

Name:                               Wells Fargo Municipal Capital Strategies,
LLC

Address:                            375 Park Avenue
                                    New York, New York 10152

Date of Event Requiring Statement
(Month/Day/Year):                   September 1, 2023

Issuer Name and Ticker
or Trading Symbol:                  Nuveen Municipal Credit Income Fund [NZF]

Relationship of Reporting
Person(s) to Issuer:                10% Owner
If Amendment, Date Original Filed
(Month/Day/Year):                   Not Applicable

Individual or Joint/Group Filing:   Form filed by More than One Reporting Person

Signature:                          WELLS FARGO MUNICIPAL CAPITAL STRATEGIES,
LLC

                                    By: /s/ Alejandro Piekarewicz
                                        -------------------------
                                    Name: Alejandro Piekarewicz
                                    Title: Vice President
                                    Date:  September 13, 2023